Exhibit 99.1

For Immediate Release

October 23, 2014

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports third quarter 2014 financial results

Operating E.P.S. flat linked-quarter; core E.P.S. up 6.5%

GULFPORT, Miss. (October 23, 2014) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the third quarter of 2014. Net income for the third quarter of 2014 was $46.6 million, or $.56 per diluted common share, compared to $40.0 million, or $.48 in the second quarter of 2014 and $33.2 million, or $.40 in the third quarter of 2013.

Operating income for the third quarter of 2014 was $49.1 million, or $.59 per diluted common share, compared to $49.6 million, or $.59, in the second quarter of 2014. Operating income was $46.8 million, or $.56, in the third quarter of 2013. We define our operating income as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. Nonoperating expenses totaled $3.9 million and $12.1 million (pre-tax), in the third and second quarters of 2014, respectively, and $20.9 million (pre-tax) in the third quarter of 2013. Management believes that operating income is a useful measure of financial performance that helps investors compare the company’s fundamental operational performance from period to period. The financial tables include a reconciliation of net income to operating income.

Over the past several quarters we have disclosed our strategic initiatives designed to replace declining levels of purchase accounting income from recent acquisitions with improvement in core income, which the company defines as operating income (defined above) excluding tax-effected purchase accounting adjustments. This effort should improve the overall quality of the Company’s earnings. Management believes that consistent reporting of core income helps investors recognize the pace of management successfully executing its strategic initiatives. Our core income for the third quarter of 2014 was $41.2 million or $.49 per diluted common share, compared to $38.7 million, or $.46 in the second quarter of 2014 and $28.7 million, or $.34, in the third quarter of 2013. The financial tables include a reconciliation of net income to core income.

“The combination of our successful expense reduction initiative and investments in revenue-generating initiatives, along with our emphasis on loan and deposit growth across our footprint, is allowing us to gradually replace declining purchase accounting income with solid core results,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “Our success in

Hancock reports third quarter 2014 financial results

October 23, 2014

growing core revenue this quarter has narrowed the gap between operating and core results, with core E.P.S. growing 6.5% linked-quarter. I am very proud of what we have been able to accomplish so far, and look forward to continuing our success in future quarters.”

Highlights of the company’s third quarter of 2014 results:

•	Net loan growth of $488 million, or 16% linked-quarter annualized; approximately $1.7 billion, or 15%, year-over-year loan growth (each excluding the FDIC-covered portfolio)

•	Net deposit growth of $491 million, or 13% linked-quarter annualized; completely funding the loan growth in the third quarter

•	An increase of $5 million in core revenue offset a $5 million decline in purchase accounting revenue

•	Operating expenses remained relatively stable and remain below the targeted expense goal of $147 million for the fourth quarter of 2014

•	Solid capital levels with a tangible common equity (TCE) ratio of 9.10%; approximately $10 million of capital used to repurchase stock during the quarter

•	Return on average assets (ROA) (operating) of 1.00% down from 1.04%; core ROA up 2bps; total assets grew to $20 billion from second quarter of 2014

Loans

Total loans at September 30, 2014 were $13.3 billion, up $465 million from June 30, 2014. Excluding the FDIC-covered portfolio, which declined $23 million during the third quarter of 2014, total loans increased $488 million, or 4% linked-quarter. The growth in deposits, noted in the section below, fully funded the loan growth in the third quarter of 2014.

All markets across the franchise reported net loan growth during the quarter, with south Louisiana, Houston and central Florida generating over half of the increase. Mortgage and indirect lending generated approximately 30% of the quarter’s net loan growth.

Average loans totaled $13.1 billion for the third quarter of 2014, up $421 million, or 3%, from the second quarter of 2014.

Deposits

Total deposits at September 30, 2014 were $15.7 billion, up $491 million, or 3%, from June 30, 2014. Average deposits for the third quarter of 2014 were $15.4 billion, up $311 million, or 2%, from the second quarter of 2014. Initiatives were put in place recently with a focus on growing deposits in order to fund the Company’s loan growth. Previously the loan growth had been funded primarily through runoff in the securities portfolio.

Noninterest-bearing demand deposits (DDAs) totaled $5.9 billion at September 30, 2014, up $143 million, or 2.5%, compared to June 30, 2014. DDAs comprised 37% of total period-end deposits at September 30, 2014.

Interest-bearing transaction and savings deposits totaled $6.3 billion at the end of the third quarter of 2014, up $246 million, or 4%, from June 30, 2014. Time deposits (CDs) and interest-bearing public fund deposits totaled $3.5 billion at September 30, 2014, up $103 million, or 3%, from June 30, 2014.

Hancock reports third quarter 2014 financial results

October 23, 2014

Asset Quality

Nonperforming assets (NPAs) totaled $147.2 million at September 30, 2014, down $10.3 million from June 30, 2014. During the third quarter of 2014, total nonperforming loans declined $6.7 million, and foreclosed and surplus real estate (ORE) and other foreclosed assets decreased $3.6 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.10% at September 30, 2014, down 12 bps from June 30, 2014.

The total allowance for loan losses was $125.6 million at September 30, 2014, down $3.1 million from June 30, 2014. The ratio of the allowance for loan losses to period-end loans was .94% at September 30, 2014, compared to 1.00% at the end of the second quarter of 2014. The change in the allowance during the third quarter reflects a $3.4 million increase in the allowance maintained on the noncovered portion of the loan portfolio, offset by a $6.5 million reduction in the allowance on covered loans.

Net charge-offs from the noncovered loan portfolio were $6.4 million, or 0.19% of average total loans on an annualized basis in the third quarter of 2014, up from $4.1 million, or 0.13% of average total loans in the second quarter of 2014.

During the third quarter of 2014, Hancock recorded a total provision for loan losses of $9.5 million, up $2.8 million from the second quarter of 2014, primarily related to the noncovered portion of the allowance. The increase in the loan loss provision was primarily related to the growth in loans during the third quarter.

Net Interest Income and Net Interest Margin

Net interest income (TE) for the third quarter of 2014 was $166.2 million, down $1.1 million from the second quarter of 2014. The impact of purchase accounting items on net interest income was $21.5 million, down $5.2 million linked-quarter. Excluding the impact from purchase accounting items, core net interest income increased $4.1 million linked-quarter. Average earning assets were $17.3 billion for the third quarter of 2014, up $533 million, or 3%, from the second quarter of 2014.

The reported net interest margin (TE) was 3.81% for the third quarter of 2014, down 18 bps from the second quarter of 2014. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) declined 3 bps to 3.32% during the third quarter of 2014. Declines in the core loan yield (-3 bps) and securities portfolio yield (-7 bps) were partly offset by an improved earning asset mix and a lower cost of funds (-1 bp).

Noninterest Income

Noninterest income, including securities transactions, totaled $57.9 million for the third quarter of 2014, up $1.5 million, or 3%, from the second quarter of 2014. Included in the total is a reduction of $2.8 million related to the amortization of the indemnification asset, compared to a reduction of $3.3 million in the second quarter of 2014. Excluding the impact of this item, core noninterest income increased by approximately $1.0 million linked-quarter.

Hancock reports third quarter 2014 financial results

October 23, 2014

Service charges on deposits totaled $20.0 million for the third quarter of 2014, up $0.7 million, or 4%, from the second quarter of 2014. Bank card and ATM fees totaled $11.6 million, virtually unchanged from the second quarter of 2014.

Investment and annuity fees totaled $5.5 million, up $0.4 million, or 8%, linked-quarter. Trust fees totaled $11.5 million, unchanged from the second quarter of 2014.

Fees from secondary mortgage operations totaled $2.3 million for the third quarter of 2014, up $0.6 million, or 32%, linked-quarter. A slightly higher percentage of the mortgage loans originated during the quarter were sold in the secondary market compared to the second quarter of 2014.

Other noninterest income totaled $7.7 million, down $.9 million, or 10%, from $8.6 million in the second quarter of 2014. The decline reflects the impact from $0.5 million of additional miscellaneous income in the second quarter of 2014.

Noninterest Expense & Taxes

Noninterest expense for the third quarter of 2014 totaled $149.1 million and included $3.9 million of nonoperating expenses. The nonoperating expenses were mainly related to the Company’s ongoing expense and efficiency initiative. Excluding these costs, operating expense totaled $145.2 million in the third quarter of 2014, up $0.5 million, or less than 1%, linked-quarter. (The details of the changes in the noninterest expense categories noted below exclude the impact of nonoperating items.)

Total personnel expense was $80.0 million in the third quarter of 2014, up $0.5 million, or less than 1%, from the second quarter of 2014. Occupancy and equipment expense totaled $15.3 million in the third quarter of 2014, up $0.4 million, or 3%, from the second quarter of 2014.

Net gains on ORE dispositions exceeded ORE expense in the third quarter of 2014 by $104,000, compared to $84,000 of net expense in the second quarter of 2014. Management does not expect this low level of ORE expense to be sustainable in future quarters.

Other operating expense totaled $43.3 million in the third quarter of 2014, virtually unchanged from the second quarter of 2014.

The effective income tax rate for the third quarter of 2014 was 26%, down from 31% in the second quarter of 2014. The second quarter’s higher rate included certain nonoperating items noted last quarter primarily related to the divestiture of selected insurance lines of business. Management expects the effective income tax rate to approximate 27% for the remainder of 2014. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Hancock reports third quarter 2014 financial results

October 23, 2014

Capital

Common shareholders’ equity at September 30, 2014 totaled $2.5 billion. The tangible common equity (TCE) ratio was 9.10%, down 19 bps from June 30, 2014. The decline in the TCE ratio reflects organic growth in the balance sheet and the repurchase of common shares during the quarter. Assets totaled $20 billion at September 30, 2014, up $637 million from June 30, 2014. In July of 2014, the Board of Directors authorized a new common stock repurchase program for up to 5%, or approximately 4 million shares, of the Company’s common stock. During the third quarter, the Company repurchased 305,263 shares of its common stock at an average price of $32.65. Shares may be repurchased in the open market or in privately negotiated transactions from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The repurchase authorization will expire December 31, 2015. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, October 24, 2014 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. Additional financial tables and a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 31, 2014 by dialing (855) 859-2056 or (404) 537-3406, passcode 13265311.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, details of the common stock buyback, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking

Hancock reports third quarter 2014 financial results

October 23, 2014

statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Nine Months Ended
(amounts in thousands, except per share data)	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013
INCOME STATEMENT DATA
Net interest income	$163,541	$164,778	$171,530	$493,881	$514,724
Net interest income (TE) (a)	166,230	167,332	174,112	501,759	522,675
Provision for loan losses	9,468	6,691	7,569	24,122	25,404
Noninterest income excluding securities transactions	57,941	56,398	63,057	171,038	187,141
Securities transactions gains	—	—	—	—	—
Noninterest expense (excluding nonoperating expense items)	145,192	144,727	161,318	436,901	483,170
Nonoperating expense items	3,887	12,131	20,887	16,018	20,887
Net income	46,553	39,962	33,202	135,630	128,640
Operating income (b)	49,079	49,575	46,779	147,769	142,217
Core income (c)	41,176	38,736	28,678	117,654	88,253

PERIOD-END BALANCE SHEET DATA
Loans	$13,348,574	$12,884,056	$11,734,472	$13,348,574	$11,734,472
Investment securities	3,913,370	3,677,229	4,124,202	3,913,370	4,124,202
Earning assets	17,748,600	17,023,990	16,339,431	17,748,600	16,339,431
Total assets	19,985,950	19,349,431	18,801,846	19,985,950	18,801,846
Noninterest-bearing deposits	5,866,255	5,723,663	5,479,696	5,866,255	5,479,696
Total deposits	15,736,694	15,245,227	15,054,871	15,736,694	15,054,871
Common shareholders’ equity	2,509,342	2,492,582	2,356,442	2,509,342	2,356,442

AVERAGE BALANCE SHEET DATA
Loans	$13,102,108	$12,680,861	$11,805,330	$12,723,409	$11,632,166
Investment securities (d)	3,780,089	3,716,563	4,135,348	3,810,186	4,163,436
Earning assets	17,324,444	16,791,744	16,384,635	16,954,320	16,467,030
Total assets	19,549,947	19,039,264	18,796,027	19,216,585	18,989,197
Noninterest-bearing deposits	5,707,523	5,505,735	5,415,303	5,571,843	5,359,325
Total deposits	15,371,209	15,060,581	15,021,685	15,234,018	15,180,847
Common shareholders’ equity	2,489,948	2,463,385	2,338,945	2,463,302	2,396,941

COMMON SHARE DATA
Earnings per share - diluted	$0.56	$0.48	$0.40	$1.62	$1.51
Operating earnings per share - diluted (b)	0.59	0.59	0.56	1.76	1.67
Core earnings per share - diluted (c)	0.49	0.46	0.34	1.40	1.04
Cash dividends per share	$0.24	$0.24	$0.24	$0.72	$0.72
Book value per share (period-end)	$30.76	$30.45	$28.70	$30.76	$28.70
Tangible book value per share (period-end)	21.44	21.08	19.04	21.44	19.04
Weighted average number of shares - diluted	81,942	82,174	82,205	82,204	83,496
Market data
High sales price	$36.47	$37.86	$33.85	$38.50	$33.85
Low sales price	31.25	32.02	29.00	31.25	25.00
Period-end closing price	32.05	35.32	31.38	32.05	31.38
Trading volume	25,553	27,432	29,711	84,239	97,779

PERFORMANCE RATIOS
Return on average assets	0.94%	0.84%	0.70%	0.94%	0.91%
Return on average assets (operating) (b)	1.00%	1.04%	0.99%	1.03%	1.00%
Return on average common equity	7.42%	6.51%	5.63%	7.36%	7.18%
Return on average common equity (operating) (b)	7.82%	8.07%	7.93%	8.02%	7.93%
Return on average tangible common equity	10.70%	9.47%	8.54%	10.72%	10.80%
Return on average tangible common equity (operating) (b)	11.28%	11.75%	12.03%	11.68%	11.94%
Tangible common equity ratio (e)	9.10%	9.29%	8.68%	9.10%	8.68%
Net interest margin (TE) (a)	3.81%	3.99%	4.23%	3.95%	4.24%
Average loan/deposit ratio	85.24%	84.20%	78.70%	83.52%	76.80%
Efficiency ratio (f)	61.84%	61.67%	64.95%	61.91%	64.93%
Allowance for loan losses as a percent of period-end loans	0.94%	1.00%	1.18%	0.94%	1.18%
Annualized net charge-offs to average loans	0.19%	0.13%	0.18%	0.15%	0.22%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	128.44%	126.26%	94.69%	128.44%	94.69%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.85%	25.21%	26.59%	25.42%	26.36%

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.
(d)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(e)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(f)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
INCOME STATEMENT DATA
Net interest income	$163,541	$164,778	$165,562	$166,007	$171,530
Net interest income (TE) (a)	166,230	167,332	168,198	168,466	174,112
Provision for loan losses	9,468	6,691	7,963	7,331	7,569
Noninterest income excluding securities transactions	57,941	56,398	56,699	58,894	63,057
Securities transactions gains	—	—	—	105	—
Noninterest expense (excluding nonoperating expense items)	145,192	144,727	146,982	157,097	161,318
Nonoperating expense items	3,887	12,131	—	17,116	20,887
Net income	46,553	39,962	49,115	34,716	33,202
Operating income (b)	49,079	49,575	49,115	45,773	46,779
Core income (c)	41,176	38,736	37,742	32,847	28,678

PERIOD-END BALANCE SHEET DATA
Loans	$13,348,574	$12,884,056	$12,527,937	$12,324,817	$11,734,472
Investment securities	3,913,370	3,677,229	3,797,883	4,033,124	4,124,202
Earning assets	17,748,600	17,023,990	16,622,104	16,651,295	16,339,431
Total assets	19,985,950	19,349,431	19,004,170	19,009,251	18,801,846
Noninterest-bearing deposits	5,866,255	5,723,663	5,613,872	5,530,253	5,479,696
Total deposits	15,736,694	15,245,227	15,274,774	15,360,516	15,054,871
Common shareholders’ equity	2,509,342	2,492,582	2,462,534	2,425,069	2,356,442

AVERAGE BALANCE SHEET DATA
Loans	$13,102,108	$12,680,861	$12,379,316	$11,903,603	$11,805,330
Investment securities (d)	3,780,089	3,716,563	3,935,616	4,070,657	4,135,348
Earning assets	17,324,444	16,791,744	16,740,353	16,376,587	16,384,635
Total assets	19,549,947	19,039,264	19,055,107	18,739,091	18,796,027
Noninterest-bearing deposits	5,707,523	5,505,735	5,499,993	5,483,918	5,415,303
Total deposits	15,371,209	15,060,581	15,269,143	14,915,677	15,021,685
Common shareholders’ equity	2,489,948	2,463,385	2,435,980	2,355,768	2,338,945

COMMON SHARE DATA
Earnings per share - diluted	$0.56	$0.48	$0.58	$0.41	$0.40
Operating earnings per share - diluted (b)	0.59	0.59	0.58	0.55	0.56
Core earnings per share - diluted (c)	0.49	0.46	0.45	0.39	0.34
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$30.76	$30.45	$29.93	$29.49	$28.70
Tangible book value per share (period-end)	21.44	21.08	20.47	19.94	19.04
Weighted average number of shares - diluted	81,942	82,174	82,534	82,220	82,205
Market data
High sales price	$36.47	$37.86	$38.50	$37.12	$33.85
Low sales price	31.25	32.02	32.66	30.09	29.00
Period-end closing price	32.05	35.32	36.65	36.68	31.38
Trading volume	25,553	27,432	31,328	27,816	29,711

PERFORMANCE RATIOS
Return on average assets	0.94%	0.84%	1.05%	0.74%	0.70%
Return on average assets (operating) (b)	1.00%	1.04%	1.05%	0.97%	0.99%
Return on average common equity	7.42%	6.51%	8.18%	5.85%	5.63%
Return on average common equity (operating) (b)	7.82%	8.07%	8.18%	7.71%	7.93%
Return on average tangible common equity	10.70%	9.47%	12.04%	8.79%	8.54%
Return on average tangible common equity (operating) (b)	11.28%	11.75%	12.04%	11.59%	12.03%
Tangible common equity ratio (e)	9.10%	9.29%	9.24%	9.00%	8.68%
Net interest margin (TE) (a)	3.81%	3.99%	4.06%	4.09%	4.23%
Average loan/deposit ratio	85.24%	84.20%	81.20%	79.93%	78.70%
Efficiency ratio (f)	61.84%	61.67%	62.23%	65.94%	64.95%
Allowance for loan losses as a percent of period-end loans	0.94%	1.00%	1.02%	1.08%	1.18%
Annualized net charge-offs to average loans	0.19%	0.13%	0.13%	0.17%	0.18%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	128.44%	126.26%	112.64%	111.97%	94.69%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.85%	25.21%	25.21%	25.90%	26.59%

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.
(d)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(e)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(f)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

8

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013
NET INCOME
Interest income	$172,701	$174,001	$181,639	$521,842	$546,560
Interest income (TE)	175,390	176,555	184,221	529,720	554,511
Interest expense	9,160	9,223	10,109	27,961	31,836

Net interest income (TE)	166,230	167,332	174,112	501,759	522,675
Provision for loan losses	9,468	6,691	7,569	24,122	25,404
Noninterest income excluding securities transactions	57,941	56,398	63,057	171,038	187,141
Securities transactions gains	—	—	—	—	—
Noninterest expense	149,079	156,858	182,205	452,919	504,057

Income before income taxes	62,935	57,627	44,813	187,878	172,404
Income tax expense	16,382	17,665	11,611	52,248	43,764

Net income	$46,553	$39,962	$33,202	$135,630	$128,640

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	—	—	—
Nonoperating expense items
Impact of insurance business lines divestiture	—	(9,101)	—	(9,101)	—
FDIC settlement	—	10,268	—	10,268	—
Expense and efficiency initiatives and other items	3,887	7,503	20,887	11,390	20,887
Early debt redemption	—	3,461	—	3,461	—

Total nonoperating expense items	3,887	12,131	20,887	16,018	20,887
Taxes on adjustments at marginal tax rate	1,361	2,518	7,310	3,879	7,310

Total adjustments (net of taxes)	2,526	9,613	13,577	12,139	13,577

Operating income (g)	$49,079	$49,575	$46,779	$147,769	$142,217

Purchase accounting adjustments (net of taxes)	7,903	10,839	18,101	30,115	53,964

Core income (h)	$41,176	$38,736	$28,678	$117,654	$88,253

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$20,000	$19,269	$20,519	$57,981	$59,398
Trust fees	11,530	11,499	9,477	33,267	27,972
Bank card and ATM fees	11,641	11,596	12,221	33,806	34,678
Investment & annuity fees	5,506	5,097	5,186	15,555	14,955
Secondary mortgage market operations	2,313	1,758	2,467	6,036	10,989
Insurance fees	1,979	1,888	3,661	7,611	12,500
Amortization of FDIC loss share receivable	(2,760)	(3,321)	(590)	(9,989)	(590)
Other income	7,732	8,612	10,116	26,771	27,239

Noninterest income excluding securities transactions	57,941	56,398	63,057	171,038	187,141
Securities transactions gains	—	—	—	—	—

Total noninterest income including securities transactions	$57,941	$56,398	$63,057	$171,038	$187,141

Personnel expense	$80,043	$79,506	$86,850	$240,981	$262,372
Occupancy expense (net)	10,798	10,840	12,369	32,905	37,099
Equipment expense	4,542	4,059	5,120	12,875	15,340
Other real estate owned expense (net)	(104)	84	2,439	1,757	6,502
Other operating expense	43,343	43,494	47,234	128,031	139,565
Amortization of intangibles	6,570	6,744	7,306	20,352	22,292

Total operating expense	145,192	144,727	161,318	436,901	483,170
Nonoperating expense items	3,887	12,131	20,887	16,018	20,887

Total noninterest expense	$149,079	$156,858	$182,205	$452,919	$504,057

COMMON SHARE DATA
Earnings per share:
Basic	$0.56	$0.48	$0.40	$1.62	$1.51
Diluted	0.56	0.48	0.40	1.62	1.51
Operating earnings per share:
Basic	$0.59	$0.59	$0.56	$1.77	$1.67
Diluted	0.59	0.59	0.56	1.76	1.67
Core earnings per share:
Basic	$0.49	$0.46	$0.34	1.40	$1.04
Diluted	0.49	$0.46	$0.34	1.40	$1.04

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

9

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three months ended
(dollars in thousands)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Interest income	$172,701	$174,001	$175,140	$175,650	$181,639
Interest income (TE)	175,390	176,555	177,776	178,109	184,221
Interest expense	9,160	9,223	9,578	9,643	10,109

Net interest income (TE)	166,230	167,332	168,198	168,466	174,112
Provision for loan losses	9,468	6,691	7,963	7,331	7,569
Noninterest income excluding securities transactions	57,941	56,398	56,699	58,894	63,057
Securities transactions gains	—	—	—	105	—
Noninterest expense	149,079	156,858	146,982	174,213	182,205

Income before income taxes	62,935	57,627	67,316	43,462	44,813
Income tax expense	16,382	17,665	18,201	8,746	11,611

Net income	$46,553	$39,962	$49,115	$34,716	$33,202

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	—	105	—
Total nonoperating expense items	3,887	12,131	—	17,116	20,887
Taxes on adjustments at marginal tax rate	1,361	2,518	—	5,954	7,310

Adjustments (net of taxes)	2,526	9,613	—	11,057	13,577

Operating income (g)	$49,079	$49,575	$49,115	$45,773	$46,779

Core income (h)	$41,176	$38,736	$37,742	$32,847	$28,678

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$20,000	$19,269	$18,712	$19,605	$20,519
Trust fees	11,530	11,499	10,238	10,214	9,477
Bank card and ATM fees	11,641	11,596	10,569	11,261	12,221
Investment & annuity fees	5,506	5,097	4,952	4,619	5,186
Secondary mortgage market operations	2,313	1,758	1,965	1,554	2,467
Insurance fees	1,979	1,888	3,744	3,304	3,661
Amortization of FDIC loss share receivable	(2,760)	(3,321)	(3,908)	(1,649)	(590)
Other income	7,732	8,612	10,427	9,986	10,116

Noninterest income excluding securities transactions	57,941	56,398	56,699	58,894	63,057
Securities transactions gains	—	—	—	105	—

Total noninterest income including securities transactions	$57,941	$56,398	$56,699	$58,999	$63,057

Personnel expense	$80,043	$79,506	$81,432	$84,912	$86,850
Occupancy expense (net)	10,798	10,840	11,266	11,613	12,369
Equipment expense	4,542	4,059	4,274	4,679	5,120
Other real estate owned expense (net)	(104)	84	1,777	1,535	2,439
Other operating expense	43,343	43,494	41,195	47,180	47,234
Amortization of intangibles	6,570	6,744	7,038	7,178	7,306

Total operating expense	145,192	144,727	146,982	157,097	161,318
Nonoperating expense items	3,887	12,131	—	17,116	20,887

Total noninterest expense	$149,079	$156,858	$146,982	$174,213	$182,205

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

10

HANCOCK HOLDING COMPANY

PERIOD-END BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
ASSETS
Commercial non-real estate loans	$5,587,137	$5,393,691	$5,198,029	$5,064,224	$4,625,315
Construction and land development loans	1,095,902	1,040,656	978,798	915,541	920,408
Commercial real estate loans	3,100,834	3,056,263	3,069,316	3,042,841	2,914,969
Residential mortgage loans	1,858,490	1,771,271	1,720,307	1,720,614	1,695,197
Consumer loans	1,706,211	1,622,175	1,561,487	1,581,597	1,578,583

Total loans	13,348,574	12,884,056	12,527,937	12,324,817	11,734,472
Loans held for sale	15,098	22,017	15,911	24,515	18,444
Securities	3,913,370	3,677,229	3,797,883	4,033,124	4,124,202
Short-term investments	471,558	440,688	280,373	268,839	462,313

Earning assets	17,748,600	17,023,990	16,622,104	16,651,295	16,339,431
Allowance for loan losses	(125,572)	(128,672)	(128,248)	(133,626)	(138,223)
Goodwill	621,193	621,193	625,675	625,675	625,675
Other intangible assets, net	139,256	145,825	152,734	159,773	167,116
Other assets	1,602,473	1,687,095	1,731,905	1,706,134	1,807,847

Total assets	$19,985,950	$19,349,431	$19,004,170	$19,009,251	$18,801,846

LIABILITIES
Noninterest-bearing deposits	$5,866,255	$5,723,663	$5,613,872	$5,530,253	$5,479,696
Interest-bearing transaction and savings deposits	6,325,671	6,079,837	6,118,150	6,162,959	6,008,042
Interest-bearing public fund deposits	1,534,678	1,484,188	1,451,430	1,571,532	1,240,336
Time deposits	2,010,090	1,957,539	2,091,322	2,095,772	2,326,797

Total interest-bearing deposits	9,870,439	9,521,564	9,660,902	9,830,263	9,575,175

Total deposits	15,736,694	15,245,227	15,274,774	15,360,516	15,054,871
Short-term borrowings	1,171,809	1,063,664	712,634	657,960	782,779
Long-term debt	376,452	374,991	380,001	385,826	376,664
Other liabilities	191,653	172,967	174,227	179,880	231,090

Total liabilities	17,476,608	16,856,849	16,541,636	16,584,182	16,445,404

COMMON SHAREHOLDERS’ EQUITY
Common stock and capital surplus	1,832,529	1,838,931	1,837,461	1,832,282	1,827,551
Retained earnings	703,506	676,942	657,062	628,166	613,662
Accumulated other comprehensive income	(26,693)	(23,291)	(31,989)	(35,379)	(84,771)

Total common shareholders’ equity	2,509,342	2,492,582	2,462,534	2,425,069	2,356,442

Total liabilities & shareholders’ equity	$19,985,950	$19,349,431	$19,004,170	$19,009,251	$18,801,846

CAPITAL RATIOS
Tangible common equity	$1,748,828	$1,725,489	$1,684,037	$1,639,524	$1,563,542
Tier 1 capital (i)	1,784,653	1,758,178	1,725,947	1,685,058	1,656,497
Common equity (period-end) as a percent of total assets (period-end)	12.56%	12.88%	12.96%	12.76%	12.53%
Tangible common equity ratio	9.10%	9.29%	9.24%	9.00%	8.68%
Leverage (Tier 1) ratio (i)	9.48%	9.61%	9.43%	9.34%	9.10%
Tier 1 risk-based capital ratio (i)	11.68%	11.83%	11.90%	11.76%	12.07%
Total risk-based capital ratio (i)	12.76%	12.96%	13.20%	13.11%	13.52%

(i) Estimated for most recent period-end.

11

HANCOCK HOLDING COMPANY

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013
ASSETS
Commercial non-real estate loans	$5,485,982	$5,298,978	$4,718,931	$5,292,464	$4,556,481
Construction and land development loans	1,070,763	1,005,025	970,411	1,010,136	976,702
Commercial real estate loans	3,070,821	3,051,193	2,891,830	3,058,804	2,893,923
Residential mortgage loans	1,814,186	1,744,313	1,653,813	1,760,056	1,615,694
Consumer loans	1,660,356	1,581,352	1,570,345	1,601,949	1,589,366

Total loans	13,102,108	12,680,861	11,805,330	12,723,409	11,632,166
Loans held for sale	16,885	14,681	16,065	16,916	27,079
Securities (j)	3,780,089	3,716,563	4,135,348	3,810,186	4,163,436
Short-term investments	425,362	379,639	427,892	403,809	644,349

Earning assets	17,324,444	16,791,744	16,384,635	16,954,320	16,467,030
Allowance for loan losses	(129,734)	(126,887)	(137,936)	(130,412)	(137,624)
Goodwill and other intangible assets	763,652	770,294	796,300	771,728	803,676
Other assets	1,591,585	1,604,113	1,753,028	1,620,949	1,856,115

Total assets	$19,549,947	$19,039,264	$18,796,027	$19,216,585	$18,989,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$5,707,523	$5,505,735	$5,415,303	$5,571,843	$5,359,325

Interest-bearing transaction and savings deposits	6,160,911	6,078,115	5,919,709	6,104,039	5,955,711
Interest-bearing public fund deposits	1,547,513	1,450,312	1,302,425	1,508,222	1,463,750
Time deposits	1,955,262	2,026,419	2,384,248	2,049,914	2,402,061

Total interest-bearing deposits	9,663,686	9,554,846	9,606,382	9,662,175	9,821,522

Total deposits	15,371,209	15,060,581	15,021,685	15,234,018	15,180,847
Short-term borrowings	1,139,694	957,386	820,500	962,014	791,641
Long-term debt	375,914	380,151	385,203	380,660	391,712
Other liabilities	173,182	177,761	229,694	176,591	228,056
Common shareholders’ equity	2,489,948	2,463,385	2,338,945	2,463,302	2,396,941

Total liabilities & shareholders’ equity	$19,549,947	$19,039,264	$18,796,027	$19,216,585	$18,989,197

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

12

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	9/30/2014			6/30/2014			9/30/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,627.6	$108.2	4.46%	$9,355.2	$108.2	4.64%	$8,581.2	$109.4	5.06%
Residential mortgage loans	1,814.2	20.0	4.41%	1,744.3	21.0	4.83%	1,653.8	24.8	5.99%
Consumer loans	1,660.4	24.0	5.74%	1,581.4	23.6	5.99%	1,570.3	25.7	6.51%
Loan fees & late charges	—	0.4	0.00%	—	0.8	0.00%	—	0.7	0.00%

Total loans (TE)	13,102.2	152.6	4.63%	12,680.9	153.6	4.86%	11,805.3	160.6	5.41%

Loans held for sale	16.9	0.1	4.66%	14.7	0.1	4.14%	16.1	0.2	4.38%

US Treasury and government agency securities	184.8	0.7	1.47%	0.0	0.0	0.00%	5.6	0.0	2.34%
CMOs and mortgage backed securities	3,379.2	19.2	2.27%	3,490.9	20.1	2.30%	3,874.1	20.3	2.10%
Municipals (TE)	203.7	2.4	4.62%	205.8	2.4	4.63%	247.1	2.7	4.39%
Other securities	12.3	0.1	2.21%	19.8	0.1	1.19%	8.5	0.1	2.51%

Total securities (TE) (j)	3,780.0	22.4	2.36%	3,716.5	22.6	2.43%	4,135.3	23.1	2.24%

Total short-term investments	425.3	0.3	0.23%	379.6	0.2	0.22%	427.9	0.3	0.23%

Average earning assets yield (TE)	$17,324.4	175.4	4.02%	$16,791.7	176.5	4.21%	$16,384.6	184.2	4.47%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,160.9	1.6	0.11%	$6,078.1	1.5	0.10%	$5,919.7	1.4	0.09%
Time deposits	1,955.3	3.1	0.64%	2,026.4	3.0	0.60%	2,384.3	3.7	0.61%
Public funds	1,547.5	1.1	0.27%	1,450.3	0.7	0.21%	1,302.4	0.7	0.23%

Total interest-bearing deposits	9,663.7	5.8	0.24%	9,554.8	5.2	0.22%	9,606.4	5.8	0.24%

Short-term borrowings	1,139.7	0.2	0.08%	957.4	0.9	0.34%	820.5	1.1	0.52%
Long-term debt	375.9	3.2	3.27%	380.2	3.1	3.32%	385.2	3.2	3.28%

Total borrowings	1,515.6	3.4	0.87%	1,337.6	4.0	1.19%	1,205.7	4.3	1.40%

Total interest-bearing liabilities cost	11,179.3	9.2	0.33%	10,892.4	9.2	0.34%	10,812.1	10.1	0.37%

Net interest-free funding sources	6,145.1			5,899.3			5,572.5

Total cost of funds	17,324.4	9.2	0.21%	16,791.7	9.2	0.22%	16,384.6	10.1	0.24%

Net Interest Spread (TE)		$166.2	3.69%		$167.3	3.87%		$174.1	4.10%

Net Interest Margin (TE)	$17,324.4	$166.2	3.81%	$16,791.7	$167.3	3.99%	$16,384.6	$174.1	4.23%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

13

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Nine Months Ended
	9/30/2014			9/30/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,361.4	$324.4	4.63%	$8,427.0	$326.0	5.17%
Residential mortgage loans	1,760.1	62.4	4.73%	1,615.7	77.4	6.36%
Consumer loans	1,601.9	70.8	5.91%	1,589.4	78.8	6.63%
Loan fees & late charges	—	1.9	0.00%	—	2.5	0.00%

Total loans (TE)	12,723.4	459.5	4.82%	11,632.1	484.7	5.56%

Loans held for sale	16.9	0.5	4.29%	27.1	0.8	3.72%

US Treasury and government agency securities	93.1	1.2	1.73%	3.8	0.1	1.81%
CMOs and mortgage backed securities	3,493.5	60.5	2.31%	3,918.9	59.6	2.03%
Municipals (TE)	208.8	7.2	4.60%	232.5	7.9	4.53%
Other securities	14.8	0.2	2.22%	8.3	0.2	2.42%

Total securities (TE) (j)	3,810.2	69.1	2.42%	4,163.5	67.8	2.17%

Total short-term investments	403.8	0.7	0.23%	644.3	1.2	0.24%

Average earning assets yield (TE)	$16,954.3	529.8	4.17%	$16,467.0	554.5	4.50%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,104.0	4.6	0.10%	$5,955.7	4.6	0.10%
Time deposits	2,049.9	9.3	0.60%	2,402.1	11.6	0.64%
Public funds	1,508.2	2.5	0.23%	1,463.8	2.6	0.24%

Total interest-bearing deposits	9,662.1	16.4	0.23%	9,821.6	18.8	0.26%

Short-term borrowings	962.0	2.1	0.29%	791.6	3.4	0.58%
Long-term debt	380.7	9.4	3.31%	391.7	9.6	3.28%

Total borrowings	1,342.7	11.5	1.15%	1,183.3	13.0	1.47%

Total interest-bearing liabilities cost	11,004.8	27.9	0.34%	11,004.9	31.8	0.39%

Net interest-free funding sources	5,949.5			5,462.1

Total cost of funds	16,954.3	27.9	0.22%	16,467.0	31.8	0.26%

Net Interest Spread (TE)		$501.9	3.83%		$522.7	4.11%

Net Interest Margin (TE)	$16,954.3	$501.9	3.95%	$16,467.0	$522.7	4.24%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

14

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013
Nonaccrual loans (k)	$83,154	$89,901	$119,749	$83,154	$119,749
Restructured loans - still accruing	7,944	7,868	10,605	7,944	10,605

Total nonperforming loans	91,098	97,769	130,354	91,098	130,354
ORE and foreclosed assets	56,081	59,732	85,560	56,081	85,560

Total nonperforming assets	$147,179	$157,501	$215,914	$147,179	$215,914

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.10%	1.22%	1.83%	1.10%	1.83%
Accruing loans 90 days past due	$6,667	$4,142	$15,620	$6,667	$15,620
Accruing loans 90 days past due as a percent of loans	0.05%	0.03%	0.13%	0.05%	0.13%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.15%	1.25%	1.96%	1.15%	1.96%

ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$128,672	$128,248	$137,969	$133,626	$136,171
Net provision for loan losses - covered loans	(391)	(73)	1,024	(766)	7,987
Provision for loan losses - noncovered loans	9,859	6,764	6,545	24,888	17,417

Net provision for loan losses	9,468	6,691	7,569	24,122	25,404

(Decrease) increase in FDIC loss share receivable	(6,695)	(1,022)	(1,379)	(14,570)	1,497
Net charge-offs - covered	(566)	1,181	506	3,125	5,754
Charge-offs - noncovered	8,482	7,309	8,698	23,273	31,386
Recoveries - noncovered	(2,043)	(3,245)	(3,268)	(8,792)	(12,291)

Net charge-offs	5,873	5,245	5,936	17,606	24,849

Ending Balance	$125,572	$128,672	$138,223	$125,572	$138,223

Allowance for loan losses as a percent of period-end loans	0.94%	1.00%	1.18%	0.94%	1.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	128.44%	126.26%	94.69%	128.44%	94.69%

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial/real estate loans	$2,451	$1,148	$1,267	$4,991	$9,405
Residential mortgage loans	558	587	541	1,292	891
Consumer loans	3,430	2,329	3,622	8,198	8,799

Total net charge-offs - noncovered	$6,439	$4,064	$5,430	$14,481	$19,095

Net charge-offs - noncovered to average loans:
Commercial/real estate loans	0.10%	0.05%	0.06%	0.07%	0.15%
Residential mortgage loans	0.12%	0.13%	0.13%	0.10%	0.07%
Consumer loans	0.82%	0.59%	0.92%	0.68%	0.74%

Total net charge-offs - noncovered to average loans	0.19%	0.13%	0.18%	0.15%	0.22%

(k)	Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $9.9 million, $11.5 million, and $19.1 million at 09/30/14, 06/30/14 and 09/30/13, respectively, in nonaccruing restructured loans.

15

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three months ended
(dollars in thousands)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Nonaccrual loans	$83,154	$89,901	$101,400	$99,711	$119,749
Restructured loans - still accruing	7,944	7,868	8,459	9,247	10,605

Total nonperforming loans	91,098	97,769	109,859	108,958	130,354
ORE and foreclosed assets	56,081	59,732	69,813	76,979	85,560

Total nonperforming assets	$147,179	$157,501	$179,672	$185,937	$215,914

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.10%	1.22%	1.43%	1.50%	1.83%
Accruing loans 90 days past due	$6,667	$4,142	$3,998	$10,387	$15,620
Accruing loans 90 days past due as a percent of loans	0.05%	0.03%	0.03%	0.08%	0.13%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.15%	1.25%	1.46%	1.58%	1.96%

Allowance for loan losses	$125,572	$128,672	$128,248	$133,626	$138,223
Allowance for loan losses as a percent of period-end loans	0.94%	1.00%	1.02%	1.08%	1.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	128.44%	126.26%	112.64%	111.97%	94.69%

Provision for loan losses	$9,468	$6,691	$7,963	$7,331	$7,569

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial/real estate loans	$2,451	$1,148	$1,392	$2,183	$1,267
Residential mortgage loans	558	587	147	(197)	541
Consumer loans	3,430	2,329	2,439	3,230	3,622

Total net charge-offs - noncovered	$6,439	$4,064	$3,978	$5,216	$5,430

Net charge-offs - noncovered to average loans:
Commercial/real estate loans	0.10%	0.05%	0.06%	0.10%	0.06%
Residential mortgage loans	0.12%	0.13%	0.03%	(0.05)%	0.13%
Consumer loans	0.82%	0.59%	0.63%	0.81%	0.92%

Total net charge-offs - noncovered to average loans	0.19%	0.13%	0.13%	0.17%	0.18%

AVERAGE LOANS
Commercial/real estate loans	$9,627,566	$9,355,196	$9,095,606	$8,629,013	$8,582,849
Residential mortgage loans	1,814,186	1,744,313	1,720,640	1,701,144	1,668,201
Consumer loans	1,660,356	1,581,352	1,563,070	1,573,446	1,570,345

Total average loans	$13,102,108	$12,680,861	$12,379,316	$11,903,603	$11,821,395

16

HANCOCK HOLDING COMPANY

SUPPLEMENTAL ASSET QUALITY INFORMATION

(Unaudited)

	Originated Loans	Acquired Loans (l)	Covered Loans (m)	Total
(dollars in thousands)	9/30/2014
Nonaccrual loans (n)	$68,362	$11,572	$3,220	$83,154
Restructured loans - still accruing	7,944	—	—	7,944

Total nonperforming loans	76,306	11,572	3,220	91,098
ORE and foreclosed assets (o)	38,096	—	17,985	56,081

Total nonperforming assets	$114,402	$11,572	$21,205	$147,179

Accruing loans 90 days past due	$5,149	$1,518	—	$6,667
Allowance for loan losses	$81,822	$9,117	$34,633	$125,572

	6/30/2014
Nonaccrual loans (n)	$74,533	$12,048	$3,320	$89,901
Restructured loans - still accruing	4,823	3,045	—	7,868

Total nonperforming loans	79,356	15,093	3,320	97,769
ORE and foreclosed assets (o)	40,158	—	19,574	59,732

Total nonperforming assets	$119,514	$15,093	$22,894	$157,501

Accruing loans 90 days past due	$3,416	$726	—	$4,142
Allowance for loan losses	$78,573	$8,947	$41,152	$128,672

	Originated Loans	Acquired Loans (l)	Covered Loans (m)	Total
LOANS OUTSTANDING	9/30/2014
Commercial non-real estate loans	$4,806,740	$769,226	$11,171	$5,587,137
Construction and land development loans	$974,442	$110,294	$11,166	1,095,902
Commercial real estate loans	$2,245,855	$813,429	$41,550	3,100,834
Residential mortgage loans	$1,635,462	$37,739	$185,289	1,858,490
Consumer loans	$1,623,069	$51,488	$31,654	1,706,211

Total loans	$11,285,568	$1,782,176	$280,830	$13,348,574

Change in loan balance from previous quarter	$627,116	($139,603)	($22,995)	$464,518

	6/30/2014
Commercial non-real estate loans	$4,610,696	$769,159	$13,836	$5,393,691
Construction and land development loans	903,610	119,847	17,199	1,040,656
Commercial real estate loans	2,173,006	836,646	46,611	3,056,263
Residential mortgage loans	1,469,977	111,724	189,570	1,771,271
Consumer loans	1,501,163	84,403	36,609	1,622,175

Total loans	$10,658,452	$1,921,779	$303,825	$12,884,056

Change in loan balance from previous quarter	$734,088	($350,657)	($27,312)	$356,119

(l)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(m)	Acquired loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.
(n)	Included in originated nonaccrual loans are $9.9 million and $11.5 million at 09/30/14 and 06/30/14, respectively, in non accruing restructured loans.
(o)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

17

Hancock Holding Company

Hancock Holding Company
INNOVATIONS
FOR SUCCESS

Hancock Bank
WHITNEY BANK

Third Quarter 2014 Financial Results October 23, 2014 Third Quarter 2014 Financial Results October 23, 2014

Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2013 and form 10-Q for the most recent quarter end.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.
Forward Looking Statement
2

Hancock Holding Company

Hancock
Bank
A Hancock Holding Company
WHITNEY
BANK
A Hancock Holding
Company

Hancock Holding Company
•
$20 billion in Total Assets
•
$13.3 billion in Total Loans
•
$15.7 billion in Total Deposits
•
ROA (operating) 1.00%
•
ROTCE (operating) 11.28%
•
NIM 3.81%
•
Efficiency Ratio 61.84%
•
TCE 9.10%
•
Rated among the strongest, safest
financial institutions in the country by
BauerFinancial, Inc.
•
Earned top customer service marks
with Greenwich Excellence Awards
As of September 30, 2014
3

Third Quarter 2014 Highlights
• Operating income $49.1 million or $.59 per diluted common
share, flat linked-quarter
• Core income $41.2 million or $.49 per diluted common share, up 6.5% linked-quarter
• Net loan growth of $488 million, or 16%, linked-quarter
annualized; approximately $1.7 billion, or 15%, year-over-
year loan growth (each excluding the FDIC-covered portfolio)
• Net deposit growth of $491 million, or 13% linked-quarter
annualized; completely funding the loan growth in the third
quarter
• An increase of $5 million in core revenue offset a
$5 million decline in purchase accounting revenue
• Operating expenses remained relatively stable
and below the targeted expense goal for 4Q14
• Solid capital levels with a tangible common equity (TCE) ratio of 9.10%; approximately $10 million of capital used to
repurchase stock during the quarter
• Return on average assets (ROA) (operating) 1.00% down
4bps; core ROA up 2bps; total assets grew to $20 billion from
2Q14
Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
*  Core is defined as operating results less purchase accounting adjustments.  See table on slide 23.
**  Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.
($s in millions; except per share
data)
3Q14 2Q14 LQ
change
Operating Income $49.1 $49.6 -1%
Earnings Per Share (diluted) -
operating
$.59 $.59 ---
Net Income $46.6 $40.0 +16.5%
Earnings Per Share (diluted) $.56 $.48 +16.7%
Nonoperating expense items $3.9 $12.1 n/m
Return on Assets (operating) (%) 1.00 1.04 -4bps
Return on Tangible Common
Equity (operating) (%)
11.28 11.75 -47bps
Total Loans (excluding covered
loans)
$13,068 $12,580 +4%
Net Interest Margin (%) 3.81 3.99 -18bps
Net Interest Margin (%) (core)* 3.32 3.35 -3bps
Net Charge-offs (%)
(non-covered)
0.19 0.13 +6bps
Tangible Common Equity (%) 9.10 9.29 -19bps
Efficiency Ratio**  (%) 61.84 61.67 +17bps
4

Hancock Holding Company

$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$0.34
$0.56
$0.36
$0.55
$0.34
$0.56
$0.39
$0.55
$0.45
$0.58
$0.46
$0.59
$0.49
$0.59
$0.22
$0.19
$0.22
$0.16
$0.13
$0.13
$0.10
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Core EPS
Operating EPS
"PAA Gap"

1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.62%
1.03%
0.64%
0.99%
0.61%
0.99%
0.70%
0.97%
0.80%
1.05%
0.82%
1.04%
0.84%
1.00%
0.41%
0.35%
0.38%
0.27%
0.25%
0.22%
0.16%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Core ROA
Operating ROA
"PAA Gap"

E.P.S.
Improving Trends in Core Results;
Narrowing The Gap Between Reported and Core
ROA
Core is defined as operating results less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 23.
5

Hancock Holding Company

$s in millions
$50
$40
$30
$20
$10
$0
$48.6
$46.9
$46.8
$45.8
$49.1
$49.6
$49.1
$29.2
$30.3
$28.7
$32.8
$37.7
$38.7
$41.2
$19.4
$16.6
$18.1
$13.0
$11.4
$10.9
$7.9
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Core income
Operating income
"PAA Gap"

Less Than $8 Million Quarterly Gap
Between Operating and Core Net Income
Core is defined as operating results less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 23.
Replaced $11.5 million of quarterly PAA income with core earnings since 1Q13 (after-tax)
6

Hancock Holding Company

$210
$205
$200
$195
$190
$185
$180
Core Revenue
$200
$190
$180
$170
$160
$150
$140
Operating Expense
26 Branch Closures
12 Branch Sales/Closures
Insurance Business Lines Divestiture
$30
$25
$28
$20
$17
$17
$12

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Core Revenue	$200	$203	$202	$201	$201	$200	$205
PAA impact (pre-tax)	$30	$25	$28	$20	$17	$17	$12
Operating Expense	$160	$162	$161	$157	$147	$145	$145

$s in millions

Switch From Expense Reductions To Revenue Growth In Offsetting Declining PAA 7

Hancock Holding Company

Total Loans
$13,349 million
9/30/14
C&I
$5,587
42%
C&D
$1,096
8%
CRE
$3,101
23%
Mortgage
$1,858
14%
Consumer
$1,706
13%

$13.5
$13.0
$12.5
$12.0
$11.5
$11.0

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Avg Qtrly Loans	$11.5	$11.6	$11.8	$11.9	$12.4	$12.7	$13.1
LQA EOP growth	-2%	9%	3%	22%	8%	13%	16%

3rd qtr net loan growth by category
+$465 million
C&I
$193
42%
C&D
$55
12%
CRE
$45
9%
Mortgage
$87
19%
Consumer
$28
6%
Indirect
$56
12%

Loans Have Grown Steadily Since 1Q13
• Excluding FDIC covered loans, total loans of $13.1
billion were up $488 million, or 16% LQA
• All markets across the franchise reported net loan
growth during the quarter, with south Louisiana,
Houston and central Florida generating
approximately half of the increase
• Mortgage and indirect lending generated
approximately 30% of the quarter’s net loan growth
$s in billions; LQA excludes covered loans
$s in millions; period-end balances; includes covered loans
$s in millions
$s in millions

Hancock Holding Company

1.98%
1.84%
1.83%
1.50%
1.43%
1.22%
1.10%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14

Solid Asset Quality Metrics
•
Nonperforming assets totaled $147 million, down $10 million from June 30, 2014
– Nonperforming loans declined $6.7 million linked-quarter
– ORE and foreclosed assets declined $3.6 million linked-quarter
– NPA ratio 1.10%, down from 1.22% linked-quarter
•
The allowance for loan losses was $125.6 million (.94%) compared to $128.7 million (1.00%) linked-quarter
– The allowance maintained on the noncovered portion of the loan portfolio increased $3.4 million linked-quarter, totaling $90.9 million
– The allowance on the covered loan portfolio declined $6.5 million linked-quarter
•
Provision for loan losses was $9.5 million, up from $6.7 million in 2Q14
– The provision for noncovered loans was $9.9 million in the third quarter, compared to $6.8 million in the second quarter
•
Noncovered net charge-offs totaled $6.4 million, or 0.19%, up from $4.1 million, or 0.13%, in 2Q14
As of September 30, 2014
Nonperforming Asset (NPA)
Ratio

Hancock Holding Company

Securities Portfolio
Mix 9/30/14
U. S. Agencies and other $312 8%
CMO $1,232 32%
Munis $202 5%
MBS $2,145 55%

Net Interest Income Scenarios
Regulatory Rate Shocks
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
1.11%
3.02%
2.72%
5.78%
4.17%
7.75%
5.31%
8.79%
+100 S
+200 S
+300 S
+400 S
Year 1
Year 2

Securities Portfolio No Longer
Funding Loan Growth
• Portfolio totaled $3.9 billion, up $236 million
linked-quarter
• Yield 2.36% for 3Q14, down 7 bps linked-
quarter
• Unrealized gain (net) of $22.1 million on AFS
• 58% HTM, 42% AFS
• Duration 3.89 compared to 4.12 at June 30,
2014
• Balance sheet is asset sensitive over a 2 year
period to rising interest rates under various
shock scenarios
• IRR modeling is based on conservative
assumptions
–
Flat balance sheet
–
Loan portfolio 54% variable
–
Modeled lag in deposit rate increases
–
% DDA attrition for certain increases in rates
$s in millions
Period-end balances. As of September 30, 2014

Hancock Holding Company

Total Deposits
$15,737 million
9/30/14
Time deposits
$2,010
13%
Noninterest bearing
$5,866
37%
Interest-bearing public funds
$1,535
10%
Interest-bearing transaction & savings
$6,326
40%

$15.5
$15.0
$14.5
$14.0
$13.5

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Avg Qtrly Deposits	$15.3	$15.2	$15.0	$14.9	$15.3	$15.1	$15.4
LQA EOP growth	-13%	-3%	-3%	8%	-2%	-1%	13%

3rd qtr net deposit growth by category
+$491 million
Time deposits
$53
11%
Noninterest bearing
$143
29%
Interest-bearing public funds
$50
10%
Interest-bearing transaction & savings
$246
50%

Stronger Levels Of Core Deposit Funding
• Total deposits $15.7 billion, up $491 million, or 3%, linked-quarter; linked-
quarter increase related to:
• $143 million increase in noninterest-bearing demand deposits (DDA)
• $246 million increase in interest-bearing transaction and savings deposits
• $103 million increase in time deposits (CDs) and interest-bearing public fund deposits
• Initiatives put in place last quarter to grow deposits for funding loan growth
• Funding mix remained strong
• DDA comprised 37% of total period-end deposits
• Cost of funds decreased 1 basis point to 21 bps
$s in millions; period-end balances

$s in billions

Hancock Holding Company

3Q13
4Q13
1Q14
2Q14
3Q14
5.41%
5.10%
5.00%
4.86%
4.63%
4.12%
4.09%
4.02%
3.97%
3.94%
2.24%
2.43%
2.47%
2.43%
2.36%
0.24%
0.23%
0.23%
0.22%
0.21%
Loan Yield - reported
Loan Yield - core*
Securities Yield - reported
Cost of Funds - reported

4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
$146
$145
$144
$143
$142
$141
$140
$139
$138
$137
$136
$135
4.23%
4.09%
4.06%
3.99%
3.81%
3.37%
3.40%
3.37%
3.35%
3.32%
3Q13
4Q13
1Q14
2Q14
3Q14
Core NII
NIM - reported
NIM - core

Relatively Stable Core NIM
Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets.
(See slide 22)
As of September 30, 2014
• Reported net interest margin (NIM) 3.81%, down 18 bps linked-quarter; $5 million decline in purchase accounting loan accretion
• Core NIM declined 3 bps
– Decline in core loan yield (-3bps) and decline in the securities portfolio yield (-7bps) impacted
NIM
– Decline in cost of funds related to debt repurchase in 2Q14 offset by increased cost of deposits
– Better earning asset mix and increased loan volume

Hancock Holding Company

$150
$125
$100
$75
$50
$25
$0

	2012	2013	2014	2015	2016	Post 2016
■ Revenue impact*	$124	$132	$79	$39	$14	$16
□ Pre-tax impact PAA	$93	$103	$52	$15		

Projected PAA Revenue Reflects Sizeable Quarterly Declines in 4Q14 and 1Q16 Due To Lower Loan Accretion Totals

$40
$35
$30
$25
$20
$15
$10
$5
$0

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14 E	1Q15 E	2Q15 E	3Q15 E	4Q15 E	1Q16 E	2Q16 E	3Q16 E	4Q16 E
PAA Revenue - act*	37	33	35	27	24	23	19									
PAA Revenue - proj*								13	11	10	9	9	4	4	3	3
Intangible Amort	7	7	7	7	7	7	7	6	6	6	6	6	5	5	5	5
Pre-tax impact	30	25	28	20	17	17	12	7	5	4	3	3	-1	-1	-2	-2

Sizeable Declines in Purchased Loan
Accretion Expected in Future Quarters
Impact of Purchase Accounting Adjustments
(projections will be updated quarterly; subject to change)
$s in  millions
As of September 30, 2014
*Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.

N/M N/M

Hancock Holding Company

Fee Mix 3Q14
Service Charges on Deposit $20.0 35%
0 0%
Other $5.0 9%
Secondary mortgage operations $2.3 4%
Bankcard and ATM $11.6 20%
Insurance $2.0 3%
Investment & annuity $5.5 9%
Trust $11.5 20%
$s in millions

Core Noninterest Income Increased
Linked-Quarter
•
Noninterest income, including securities transactions, totaled
$57.9 million, up $1.5 million linked-quarter
– Amortization of the indemnification asset for FDIC covered loans totaled $2.8 million, compared to $3.3 million in the second quarter; the amortization is a reduction to noninterest income and is result of a lower level of expected future losses on covered loans (non-core)
•
Noninterest income adjusted for the items noted above increased approximately $1.0 million linked-quarter
•
Service charges on deposits totaled $20.0 million, up $0.7 million, or 4%, from the second quarter
•
Bank card and ATM fees totaled $11.6 million, virtually unchanged linked-
quarter
•
Trust fees totaled $11.5 million, unchanged from the second quarter
– The second quarter is typically impacted by seasonal tax preparation fees
•
Fees from secondary mortgage operations totaled $2.3 million, up $0.6 million, or 32%, linked-quarter
– A slightly higher percentage of the mortgage loans originated during the quarter were sold in the secondary market compared to 2Q14
As of September 30, 2014

Hancock Holding Company

Operating Expense Mix 3Q14
Amortization of Intangibles $6.6 5%
Other $43.2 30%
Personnel $80.0 55%
Equipment $4.5 3%
Occupancy $10.8 7%

Millions
$147
$146
$146
$145
$145
$144
$144
$0.5
$0.0
$0.5
$0.2
$0.2
$0.2
$144.73
$145.26
$145.22
$145.70
$145.52
$145.37
$145.19
$145.19
2Q14 operating expense
Personnel expense
Occupancy (net)
Equipment
ORE expense
Other Operating Expense
Amortization of Intangibles
3Q14 operating expense

Continuing To Manage To A Lower
Level Of Operating Expense
• Operating expense totaled $145.2 million in 3Q14, virtually unchanged linked-quarter
• 3Q14 operating expense excludes $3.9 million of nonoperating expenses mainly related to the ongoing expense and efficiency initiative (CV-5950)
• Personnel expense totaled $80.0 million, an increase of $0.5 million linked-quarter
• Occupancy and equipment totaled $15.3 million, up $0.4 million linked-quarter
• Net gains on ORE dispositions exceeded ORE expense in 3Q14 by $104,000, compared to $84,000 of net expense in 2Q14
– Management does not expect this low level of ORE expense to be sustainable in future quarters
• Other operating expense was virtually unchanged linked-quarter
As of September 30, 2014; excluding nonoperating expense items

$s in millions

Efficiency Ratio*
70%
65%
60%
55%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Efficiency Ratio
ER Target

Targeted Efficiency Ratio:
Below 60% By 2016
• Continuing to manage expenses in the near-term, however expenses may rise over the next couple of quarters as investments in higher-return, revenue-generating lines of business are made
• Remain committed to keeping expenses in line with expectations; expect normal annual increases
• Expect to incur additional nonoperating expenses through the remainder of the initiative
*The efficiency ratio is noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

Recent Revenue Initiatives
•
Continuing to invest in automation that will lead
to additional efficiency and improvements in officer
productivity
– Business model changes in Indirect Lending have led to volumes and yield improvement
– Process and credit automation improvements are increasing volumes and yields in consumer direct, consumer finance, and commercial and business banking segment lending
•
Continuing initiatives designed to add loan volume,
improve pricing and enhance loan/earning asset mix
– Recently hired a team of 8 non-energy middle market bankers in Houston
•
Open strategically located Business Financial Centers with additional teams of relationship bankers
– Woodlands (Houston) opened
– Jacksonville (Florida) opened
– 3 additional BFCs in Houston, Texas and Sarasota, Florida scheduled to open in the next few months
•
Investments in wealth management products and services
– Recently hired an executive to lead our private banking initiatives across the footprint
•
Deposit product enhancements to create additional sales volume and fee income
•
Investing in payments lines of business – credit cards and treasury management

Hancock Holding Company

Tangible Common Equity (TCE) Ratio
9.50%
9.00%
8.50%
8.00%
7.50%
1Q13
2Q13*
3Q13
4Q13
1Q14
2Q14
3Q14
*Stock Buyback (ASR) initiated
TCE
Minimum Target

Solid Capital Levels
•
TCE ratio 9.10%, down 19 bps
linked-quarter related to organic
balance sheet growth and common
stock buyback
•
New 5% common stock buyback
authorized by the Board of Directors
in July 2014
— Approximately 4 million shares
— Repurchased 305,263 shares @ an average
price of $32.65 (approximately $10
million) in 3Q14
— Authorization effective through 12/31/15
•
Will continue to review additional
options to deploy excess capital in
the best interest of the
Company and its shareholders
– Organic growth
– Stock buyback
– M&A
– Dividends
As of September 30, 2014
Regulatory Well Target Actual (e) Actual Actual Actual
Capital Ratios Minimum Capitalized Minimum 9/30/14 6/30/14 3/31/14 12/31/13
Tangible Common n/a n/a 8.00% 9.10% 9.29% 9.24% 9.00%
Tier 1 Risk-Based
Capital 4.00% 6.00% 8.00% 11.68% 11.83% 11.90% 11.76%
Tier 1 Common n/a n/a 8.00% 11.68% 11.83% 11.90% 11.76%
Total Risk-Based
Capital 8.00% 10.00% 12.00% 12.76% 12.96% 13.20% 13.11%
Leverage Ratio 4.00% 5.00% 7.00% 9.48% 9.61% 9.43% 9.34%

Near-Term Outlook
3Q14 Items to note Outlook
Loans +16% LQA
+15% Y-o-Y
Excludes covered
portfolio
10-14% LQA EOP growth for 4Q14
8-12% EOP growth for full year 2015
Purchase
Accounting
Adjustments
$12.1 million
pre-tax
(see slide 23)
Includes items
impacting revenue
and expense
$6 million decline in PAA revenue next quarter
(see slide 13)
Net Interest Margin
(NIM)
3.81% reported
3.32% core
Reported down
18bps; Core  down
3bps
Downward pressure on both core and reported
margins; increasing core net interest income
Noninterest Expense $145.2 million
operating
$3.9 million of
nonoperating costs
Slightly higher in the near term as investments are
made in revenue-generating initiatives; to remain in
line with 4Q14 expense target of $147 million
E.P.S. – operating
E.P.S. – core
$.59
$.49
See calculation on
slides 21 and 23
Operating E.P.S. flat to down due to sizeable
quarterly decline in purchase accounting revenue;
Core E.P.S. up $.02-$.04 in the near-term

Hancock Holding Company

JACKSON
MONTGOMERY
HATTIESBURG
MOBILE
TALLAHASSEE
JACKSONVILLE
LAKE CHARLES
BATON ROUGE
HOUSTON
LAFAYETTE
GULFPORT
PENSACOLA
PANAMA CITY
NEW ORLEANS
10
TAMPA

WHITNEY BANK

Hancock Bank

Whitney Bank locations Hancock Bank locations Appendix: Operating Under Two Century-Old Brands 20

Appendix:
EPS calculation
$s in thousands, except E.P.S. Three
Months
Ended
9/30/14
Three
Months
Ended
6/30/14
Three
Months
Ended
9/30/13
Operating income to common shareholders $49,079 $49,575 $46,779
Income allocated to participating securities (931) (1,016) (891)
Operating income allocated to common shareholders $48,148 $48,559 $45,888
Weighted average common shares – diluted 81,942 82,174 82,205
E.P.S. - diluted $.59 $.59 $.56
See Note 7 in the 2Q14 10Q for more details on the two-class method for E.P.S. calculation.

Appendix: Purchase Accounting Adjustments
Core NII & NIM Reconciliation
($s in millions) 3Q14 2Q14 1Q14 4Q13 3Q13
Net Interest Income (TE) – reported (NII) $166.2 $167.3 $168.2 $168.5 $174.1
Whitney expected loan accretion (performing) 5.0 5.8 6.7 9.3 10.4
Whitney expected loan accretion (credit impaired) 17.0 19.8 20.8 18.2 15.8
Peoples First expected loan accretion .8 2.5 2.1 2.8 4.3
Excess cash recoveries* --- --- --- --- 7.7
Total Loan Accretion $22.8 $28.1 $29.7 $30.3 $38.3
Whitney premium bond amortization (1.3) (1.4) (1.5) (1.8) (2.8)
Whitney and Peoples First CD accretion --- .1 .1 .1 .1
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII
$21.5 $26.7 $28.3 $28.5 $35.6
Net Interest Income (TE) – core
(Reported NII less net PAAs)
$144.7 $140.6 $139.9 $140.0 $138.5
Average Earning Assets $17,324 $16,792 $16,740 $16,377 $16,385
Net Interest Margin – reported 3.81% 3.99% 4.06% 4.09% 4.23%
Net Purchase Accounting Adjustments (%) .49% .64% .69% .69% .86%
Net Interest Margin - core 3.32% 3.35% 3.37% 3.40% 3.37%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.

Appendix: Non-GAAP Reconciliation
(Net Income, ROA, E.P.S.)
$s in millions Three Months
Ended 9/30/14
Three Months
Ended 6/30/14
Three Months
Ended 9/30/13
Net income $46.6 $40.0 $33.2
Adjustments from net to operating income
Securities transactions gains/(losses) - - -
Total nonoperating expense items (pre-tax) 3.9 12.1 20.9
Taxes on adjustments at marginal tax rate 1.4 2.5 7.3
Total adjustments (net of taxes) 2.5 9.6 13.6
Operating income $49.1 $49.6 $46.8
Adjustments from operating to core income
PAA – Net Interest Margin (see slide 22) 21.5 26.7 35.6
Intangible Amortization (noninterest expense) -6.6 -6.7 -7.1
Accretion on Indemnification Asset (noninterest income) -2.8 -3.3 -0.6
Total Purchase Accounting Adjustments (PAA) (pre-tax) $12.1 $16.7 $27.9
Taxes on adjustments at marginal tax rate 4.2 5.9 9.8
Total PA adjustments (net of taxes) 7.9 10.8 18.1
Core Income (Operating less purchase accounting items) $41.2 $38.7 $28.7
Average Assets $19,550 $19,039 $18,796
ROA (operating) 1.00% 1.04% 0.99%
ROA (core) 0.84% 0.82% 0.61%
Weighted Average Diluted Shares (thousands) 81,942 82,174 82,205
E.P.S. (operating) $.59 $.59 $.56
E.P.S. (core) $.49 $.46 $.34

Hancock Holding Company

Oil & Gas Portfolio 9/30/14

Support - Non-Drilling $584 34%
E&P $613 35%
Product Transport $77 4%
Wholesale/ Refinement $169 10%
Support - Drilling $291 17%

Appendix:
Additional Loan Data
Portfolio increased approximately $113 million versus a
comparable 6/30/14 total. Wholesale sector includes $157
million of distribution credits.

$s in millions 9/30/2014 6/30/2014 $ change % change LQA 9/30/2013 $ change % change
Loans (EOP) 13,349 $   12,884 $   465 $    4% 14% 11,734 $   1,614 $  14%
Commercial 5,587 5,394 193 4% 14% 4,625 962 21%
Construction 1,096 1,041 55 5% 21% 920 175 19%
Real Estate 3,101 3,056 45 1% 6% 2,915 186 6%
Residential mortgage 1,858 1,771 87 5% 20% 1,695 163 10%
Consumer 1,706 1,622 84 5% 21% 1,579 128 8%
Covered Loans 281 $        304 $        (23) $     -8% 392 $        (111) $   -28%
Commercial 11 14 (3) -19% 24 (12) -53%
Construction 11 17 (6) -35% 23 (12) -51%
Real Estate 42 47 (5) -11% 60 (18) -31%
Residential mortgage 185 190 (4) -2% 224 (39) -17%
Consumer 32 37 (5) -14% 61 (29) -48%
Loans excluding covered 13,068 $   12,580 $   488 $    4% 16% 11,343 $   1,725 $  15%
Commercial 5,576 5,380 196 4% 15% 4,602 974 21%
Construction 1,085 1,023 61 6% 24% 897 187 21%
Real Estate 3,059 3,010 50 2% 7% 2,855 204 7%
Residential mortgage 1,673 1,582 92 6% 23% 1,471 202 14%
Consumer 1,675 1,586 89 6% 22% 1,518 157 10%
$s in millions

Appendix:
Whitney Portfolio Continues Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 9/30/14 $75 $8 $83
Remaining acquired portfolio loan balances at 9/30/14 $133 $1,732 $1,865
Acquired loan charge-offs from acquisition thru 9/30/14 $25 $14 $39
Discount at 9/30/14 56.4% 0.5% 4.5%
As of September 30, 2014

Appendix:
Peoples First Loan Mark Used For Charge-Offs
•
FDIC covered loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $81.9 million at September 30, 2014
$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 9/30/14 $429
Accretion since acquisition date $90
Remaining loan mark at 9/30/14 $34
Impairment reserve at 9/30/14 $35
Remaining covered portfolio loan balances at 9/30/14 $315
Discount & allowance at 9/30/14 22%
As of September 30, 2014

Third Quarter 2014 Financial Results October 23, 2014 Third Quarter 2014 Financial Results October 23, 2014